UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 13, 2011
MedAssets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200,
Alpharetta, Georgia	30022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 678-323-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
MedAssets, Inc. (the “Company”) previously reported in its 2011 Definitive Proxy Statement on Form DEF 14A filed on May 2, 2011 that certain NEO discretionary cash bonus amounts related to 2010 performance were not determinable at the time of filing. On May 9, 2011, the Company’s Compensation, Governance and Nominating Committee of the Board of Directors awarded discretionary cash bonuses to: Mr. Rand A. Ballard, in the amount of $80,000 (revised total compensation for 2010: $498,864), in connection with his extraordinary effort in 2010 to support and guide decisions which impacted individual employees, customer interaction and success and organizational structure; Mr. Allen W. Hobbs, in the amount of $120,000 (revised total compensation for 2010: $500,935), based on his exceptional performance in 2010 in redesigning the sales and client management organization following the Company’s acquisition of The Broadlane Group (the “Acquisition”); and Mr. Lance M. Culbreth, in the amount of $40,000 (revised total compensation for 2010: $1,159,507), as a result of his exceptional performance in leading the tactical work required to secure financing for the Acquisition. These discretionary bonuses are subject to the Company’s clawback policy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.
May 13, 2011	By:	/s/ Charles O. Garner
		Name:	Charles O. Garner
		Title:	Executive Vice President and Chief Financial Officer